Exhibit 99.2

Newly Released Brightfield Group Study Ranks cbdMD Highest in Terms of Overall Customer Satisfaction
As Well As Highest Unaided Customer Awareness Amongst the Top 20 Brands in the CBD Industry

cbdMD Also Ranks Highest in “Share of Voice” by Leading Media Intelligence Firm

Charlotte, NC, November 13, 2019 (Business Newswire) -- cbdMD, Inc. (NYSE American: YCBD, YCBD.PR.A), a nationally recognized consumer cannabidiol (CBD) brand, announced today that in tandem with its strong sequential sales growth recently reported, the company has also been ranked the highest in several key categories within the CBD industry.

“We are excited to announce that according to the Brightfield Group, one of the leading predictive analytics and market research firms for the legal CBD industry, in a newly released survey conducted by Brightfield of more than 3,500 CBD users, cbdMD ranked the highest in terms of overall consumer satisfaction as well as the highest in unaided consumer awareness of any of the top 20 CBD brands. In addition, according to media intelligence and monitoring company Meltwater, cbdMD had the highest “share of voice” throughout the entire CBD Industry, for the three months ended September 30, 2019.” said Martin Sumichrast, Chairman and co-CEO of cbdMD, Inc.

“We believe that this clearly shows that our brand building and marketing efforts are leading the CBD industry. This data should accelerate our push into retail as more and more retailers are getting onboard with our brand. Our goal has always been to have the leading brand in the space, with the best products and industry leading customer service. I believe that we are delivering on that promise everyday”, continued Mr. Sumichrast.

About cbdMD

cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also the proud partner with the BIG3 Basketball League, Barstool Sports, Bellator MMA, Life Time, Inc. and Nitro Circus. cbdMD has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, THC-free CBD products, please visit:www.cbdmd.com or follow cbdMD on Instagram and Facebook or visit one of the 3,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, including, but not limited our ability to, statements regarding our ability to continue to increase our revenues, build brand awareness, expand our retail presence and provide customer service to meet our goals, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the Securities and Exchange Commission (the "SEC") on December 12, 2018, our Quarterly Report on Form 10-Q for the period ended March 31, 2019, as filed with the SEC on May 15, 2019, our Quarterly Report on Form 10-Q for the period ended June 30, 2019 as filed with the SEC on August 14, 2019 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materiallyfrom those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact:
cbdMD PR
PR@cbdMD.com
1 (800) 973-3984

Investors:
John Weston
john.weston@cbdmd.com
704-249-9515